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                                                                   EXHIBIT 99.1

                                     PROXY

                          NEWMONT MINING CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS


                               FEBRUARY 13, 2002


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF NEWMONT MINING CORPORATION


The undersigned, a holder of record of shares of common stock, par value $1.60 per share, of Newmont Mining Corporation ("Newmont") at the close of business on January 4, 2002 (the "Record Date") hereby appoints Bruce D. Hansen, W. Durand Eppler and Britt D. Banks, and each or any of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of Newmont registered in the name of the undersigned, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Newmont with respect to the proposals on the adoption of the agreement and plan of merger by and among Newmont and two of its subsidiaries relating to the holding company restructuring of Newmont, the amendment to the Restated Certificate of Incorporation of Newmont to increase the authorized number of shares of Newmont common stock, the issuance of the shares of Newmont common stock or the shares of the holding company's common stock in connection with the completion of the proposed acquisitions of Franco-Nevada Mining Corporation Limited, a Canadian corporation, and Normandy Mining Limited, an Australian corporation, the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies and on all other matters which may come before the Special Meeting of Stockholders of Newmont to be held on Wednesday, February 13, 2002 at 8:00 a.m., local time, at the Brown Palace Hotel, 321 17th Street, Denver, Colorado, or any adjournment or postponement thereof.


PLEASE VOTE ON ANY ITEM AS INDICATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

                      YOU CAN VOTE IN ONE OF THREE WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      OR

2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR

3.  Vote by Internet at our Internet Address: http://www.proxyvoting.com/nem

                                  PLEASE VOTE

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                                                                      Please
                                                                      mark

                                                                      your votes

                                                                      [X]

                                                                      like
                                                                      this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.


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Item 1. Approval of the adoption of the Agreement and Plan of Merger, dated as of January 8, 2002,             FOR AGAINST
by and among Newmont Mining Corporation, Delta Holdco Corp. and Delta Acquisitionco Corp...................... [_]   [_]

Item 2. Approval of the amendment to the Restated Certificate of Incorporation of Newmont Mining               FOR AGAINST
Corporation to increase the number of shares of common stock authorized....................................... [_]   [_]

Item 3. Approval of the issuance of the shares of common stock of Delta Holdco Corp. (to be renamed            FOR AGAINST
"Newmont Mining Corporation") or, in the event that the holding company restructuring                          [_]   [_]
contemplated by the merger agreement is not completed, shares of common stock of Newmont, to be issued pursuant to Newmont's proposed acquisitions of Normandy Mining Limited and Franco-
Nevada Mining Corporation Limited.............................................................................

Item 4. Approval of the adjournment of the Special Meeting, if necessary, to permit further solicitation       FOR AGAINST
of proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve     [_]   [_]
the above proposals...........................................................................................
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
Item 1. Approval of the adoption of the Agreement and Plan of Merger, dated as of January 8, 2002,             ABSTAIN
by and among Newmont Mining Corporation, Delta Holdco Corp. and Delta Acquisitionco Corp......................   [_]

Item 2. Approval of the amendment to the Restated Certificate of Incorporation of Newmont Mining               ABSTAIN
Corporation to increase the number of shares of common stock authorized.......................................   [_]

Item 3. Approval of the issuance of the shares of common stock of Delta Holdco Corp. (to be renamed            ABSTAIN
"Newmont Mining Corporation") or, in the event that the holding company restructuring                            [_]
contemplated by the merger agreement is not completed, shares of common stock of Newmont, to be issued pursuant to Newmont's proposed acquisitions of Normandy Mining Limited and Franco-
Nevada Mining Corporation Limited.............................................................................

Item 4. Approval of the adjournment of the Special Meeting, if necessary, to permit further solicitation       ABSTAIN
of proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve       [_]
the above proposals...........................................................................................
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The undersigned hereby
authorizes the proxies, in
theirdiscretion, to vote on
any other business which may  Proxies can only be given by holders of record of Newmont common stock on bebrought before the meeting  the Record Date. Please sign your name below exactly as it appears on your
or any adjournment thereof.   stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of Newmont common stock are held of record by joint tenants, both
By execution of this Proxy,   should sign. When signing as attorney, executor, administrator, trustee or
the undersigned               guardian, please give full title as such. If a corporation, please sign in full herebyauthorizes such proxies corporate name by president or authorized officer. If a partnership, please sign or their substitutes to vote  in partnership name by authorized person.
in theirdiscretion on such
business as may properly come The undersigned acknowledges receipt of the Notice of Special Meeting of
beforethe Special Meeting.    Stockholders and of the Proxy Statement.


SIGNATURE (TITLE, IF ANY) _____ SIGNATURE, IF HELD JOINTLY _________ DATE _____________, 2002
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                             FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
                           SHARES IN THE SAME MANNER
            AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

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
           INTERNET
                                               TELEPHONE
HTTP://WWW.PROXYVOTING.COM/NEM               1-800-840-1208                       MAIL
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Use the                        OR  Use any touch-tone phone to vote   OR   Mark, sign and date
Internet to                        your proxy. Have your proxy card          your proxy card
vote your                          in hand when you call. You will be     and return it in the
proxy.Have                         prompted to enter your control         enclosed postage-paid
your proxy                         number, located in the box below,            envelope.
card in hand                       and then follow the directions
whenyou access                     given.
the web site.
You will
beprompted to
enter your
controlnumber,
located in the
box below,
tocreate and
submit an
electronic
ballot.
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             IF YOU SUBMIT YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.